FOURTH AMENDMENT

GRACO RESTORATION PLAN

(2005 Statement)

Graco Inc. hereby amends the “GRACO RESTORATION PLAN (2005 Statement)” (as amended, the “Plan Statement”) as follows:

1.           PREAMBLE. Effective January 1, 2009, the second paragraph of Section 1.1 of the Plan Statement (which begins, “Effective January 1, 2005...”) shall be amended to reads as follows:

Effective January 1, 2005, Graco restated the Plan in this nonqualified, unfunded, deferred compensation plan for the benefit of a select group of management or highly compensated employees of Graco and participating Employers. For Participants whose entire benefit under the Plan is a Grandfathered Benefit (a “Grandfathered Participant”), the following rules apply: (i) the Grandfathered Participant’s time and form of payment (and any rights to change the same) shall remain as provided under the prior plan statement and shall not be affected by this restatement, (ii) the Grandfathered Participant shall not be eligible for any increase in amount of benefit or additional options provided for under this Plan Statement, and (iii) no amendment that is a material modification of the prior plan statement’s terms shall apply to the Grandfathered Participant’s benefit. The provisions of this Plan Statement that do not affect the time and form of payment, the amount of payment, and payment options (such as the claim and review procedure under Section 11) shall apply to the Grandfathered Participant and the Grandfathered Benefit (unless guidance from the Internal Revenue Service indicates that application of such sections, such as Section 9 (amendment), Section 11 (claim and review procedures), Section 12 (administration), Section 13 (miscellaneous), or other administrative provisions in this Plan Statement are a material modification, in which case the particular provision that is a material modification shall not apply). The “Grandfathered Benefit” is a Participant’s benefit under the Plan which was earned and Vested as of December 31, 2004 (if any), and the adjustments of that benefit as permitted under section 409A of the Code. A Participant’s Grandfathered Benefit is the amount provided under section 1.409A-6(a)(3) of the Treasury Regulations, which is the present value of the amount to which the Participant would have been entitled under the plan if the service provider voluntarily terminated services without cause on December 31, 2004, and received a payment of the benefits available from the Plan on the earliest possible date allowed under the Plan to receive a payment of benefits following the termination of services, and received the benefits in the form with the maximum value.

2.           CHIEF ADMINISTRATIVE OFFICER.   Effective January 1, 2009, Section 1.2.1 is deleted (with subsequent sections and cross references renumbered as appropriate) and the term “Chief Administrative Officer” in the document shall be replaced by the term “Vice President of Human Resources” (which is being added as a new definition).

3.           DISABILITY.   Effective for determinations of disability on and after January 1, 2009, Section 1.2.3 of the Plan Statement (prior to this amendment Section 1.2.4) shall be amended to reads as follows:

1.2.3.     Disability or Disabled. — a Participant will be considered disabled if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

4.            SPECIFIED EMPLOYEE.   Effective for determinations of who is a specified employee on and after January 1, 2009, a new Section 1.2.12 shall be added to the Plan Statement that reads as follows:

1.2.12.    Specified Employee — a Participant who is a specified employee for purposes of section 409A of the Code.

5.           VICE PRESIDENT OF HUMAN RESOURCES.   Effective January 1, 2009, a new Section 1.2.13 shall be added to the Plan Statement that reads as follows:

1.2.13.  Vice President of Human Resources. — the Vice President of Human Resources or, if such position does not exist, the senior officer responsible for the human resources function.

6.           DELAY IN DISTRIBUTION TO SPECIFIED EMPLOYEES.   Effective for distributions made on and after January 1, 2009, Section 7.1.1(b) of the Plan Statement is amended to read as follows:

(b)

Delay for Specified Employees. If a Participant is a Specified Employee as of the date of distribution, distribution shall commence the later of (i) the date distribution is to be made, or (ii) the first day of the month following the date that is six (6) months after the date of the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Distributions that would have been made during the six (6)–month delay period shall all be paid to the Participant on the first day of the month following the date that is six (6) months after the date of the Participant’s Separation from Service (along with the regular payment that is to be paid on that date).

7.           ALTERNATE FORMS OF DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, Section 7.1.2(c) of the Plan Statement is amended to add two additional sentences at the end (after the sentence that begins, “The actuarial determination...”) that read as follows:  The survivor forms of annuities are available only if the Participant is married at the time benefits commence and the survivor named is the Participant’s spouse as of the date benefits commence. If the Participant’s Beneficiary is an individual other then the Participant’s spouse, the Participant’s beneficiary designation is effective only if the Participant elects to receive a term certain annuity or a single lump sum payment.

8.           SMALL AMOUNT DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, Section 7.1.2(d) of the Plan Statement is amended to read as follows:

(d)

Small Amount Lump Sum Distribution.   If the value of a Participant’s benefit under the Plan as of the date benefit is to commence is equal to or less than the limit under section 402(g)(1)(B) of the Code (as adjusted for the applicable year), the benefit shall be paid in a single lump sum payment.

9.           DEATH PRIOR TO FULL DISTRIBUTION.   Effective for distributions made on and after January 1, 2009, a new Section 7.1.4 is added to the Plan Statement that reads as follows:

7.1.4.           Death Prior to Full Distribution.   If the Participant dies before distribution of the Participant’s benefit has been commenced or completed, the remainder of the undistributed benefit shall be distributed in the form provided for before the Participant’s death. The Beneficiary shall not have the right to elect to change the time or form of distribution.

10.         GENERAL DISTRIBUTION RULES - BENEFICIARIES.   Effective January 1, 2009, Sections 7.2, 7.2.1, and 7.2.2 are re-numbered as Sections 7.3, 7.31, and 7.3.2 respectively, and Section 7.2 of the Plan Statement is amended to read as follows:

7.2.	Designation of Beneficiaries

7.2.1.           Right to Designate.   Each Participant may designate, upon forms to be furnished by and filed in accordance with procedures established by the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless signed by the Participant and received by the Committee during the Participant’s lifetime. The Committee may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of the Plan and all elections and designations made under the Plan to have died before such Participant or Beneficiary. With respect to the survivor forms of annuities, the only Beneficiary allowed is a Participant’s spouse as of the date payment commences.

7.2.2.           Failure of Designation.   If a Participant: (i) fails to designate a Beneficiary, (ii) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or (iii) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, such Participant’s Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

11.         NON-DUPLICATION OF BENEFITS.   Effective January 1, 2009, Section 7.2.3 is re-numbered as Section 7.4.

12.         CLAIM AND REVIEW PROCEDURES.   Effective for distributions made on and after January 1, 2009, Section 11.2 of the Plan Statement is amended to be read as follows:

11.2.      Claim and Review Procedures.. Until modified by the Committee, the claim and review procedures set forth in Section 10.2 of the Graco Employee Retirement Plan shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan to be reviewed by the Vice President of Human Resources and the Committee.

13.         CHOICE OF LAW.   Effective for claims filed on and after January 1, 2009, Section 13.3 of the Plan Statement shall be amended to read as follows:

13.3.      Choice of Law.   Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with the laws of the State of Minnesota (except that the state law will be applied without regard to any choice of law provisions).

14.         CHOICE OF VENUE.   Effective for claims filed on and after January 1, 2009, a new Section 13.4 shall be added to the Plan Statement that reads as follows:

13.4.      Choice of Venue.   Any claim or action brought with respect to this Plan shall be brought in the Federal courts of the State of Minnesota.

15.         PLAN STATEMENT CONTROLS.   Effective for claims filed on and after January 1, 2009, a new Section 13.5 shall be added to the Plan Statement that reads as follows:

13.5.      Plan Statement Controls.   If there is a discrepancy between this Plan Statement and other documents prepared with respect to the Plan, including any plan overview or summary, the terms of this Plan Statement shall control and govern over the other document.

16.         SAVINGS CLAUSE.   Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.